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[LOGO]                                           [THE COOPER COMPANIES LOGO]

                                                 21062 Bake Parkway, Suite 200
                                                 Lake Forest, CA 92630
                                                 888-822-2660
                                                 Fax:(949) 597-0662

NEWS RELEASE
         CONTACT:
         Norris Battin
         The Cooper Companies, Inc.
         ir@coopercompanies.com
         FOR IMMEDIATE RELEASE


COOPER COMPANIES' GERMAN DISTRIBUTOR TO RESUME SALE OF COSMETIC LENSES AS COURT FINDS CIBA VISION PATENT INVALID IN GERMANY
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LAKE FOREST, Calif., July 12, 2001 -- The Cooper Companies, Inc. (NYSE:COO) said today that the Munich Patent Court had issued a judgment against Pilkington Barnes Hind, a wholly-owned subsidiary of CIBA Vision, in proceedings brought by Cooper's CL Tinters OY unit and Bach Optic GmbH, CL Tinters' German distributor. The court, citing existing prior art in the field, found the European "Rawlings" patent invalid in Germany and lifted the order restraining the sale of CL Tinters' Images'TM' brand of cosmetic colored contact lenses entered last September.

The Rawlings patent and the Images'TM' contact lenses are not currently the subject of any other litigation between the companies. CIBA Vision is a wholly-owned subsidiary of Novartis AG.


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